Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue	$100,387	$86,098	$271,245	$235,312

Costs and expenses:
Cost of operations	35,323	30,021	99,656	87,636
Sales and marketing	26,439	22,459	77,729	67,258
General and administrative	15,209	15,388	43,599	46,874
Impairment of auction rate securities	—	—	27,406	—
Depreciation and amortization	7,133	7,085	21,106	20,017
Interest income	2,616	3,486	8,419	8,522

Income from continuing operations before income tax provision	18,899	14,631	10,169	22,049
Income tax provision	8,133	3,129	16,385	4,671

Income (loss) from continuing operations	10,766	11,502	(6,217)	17,378
(Loss) income from discontinued operations, net of tax	—	(10)	—	210

Net income (loss)	$10,766	$11,492	$(6,217)	$17,588

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.19	$0.20	$(0.11)	$0.30
(Loss) income from discontinued operations	—	(0.00)	—	0.01

Net income (loss)	$0.19	$0.20	$(0.11)	$0.31

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.18	$0.19	$(0.11)	$0.29
(Loss) income from discontinued operations	—	(0.00)	—	0.00

Net income (loss)	$0.18	$0.19	$(0.11)	$0.29

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,770	57,154	57,699	57,067

Diluted	59,111	59,848	57,699	59,742

WEBMD HEALTH CORP.
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue
Online Services:
Advertising and sponsorship	$72,046	$59,087	$190,494	$158,944
Licensing	22,139	20,001	65,928	59,915
Content syndication and other	392	490	1,154	2,027

Total Online Services	94,577	79,578	257,576	220,886
Publishing and Other Services	5,810	6,520	13,669	14,426

	$100,387	$86,098	$271,245	$235,312

Earnings before interest, taxes, depreciation, amortization and other non-cash items (“Adjusted EBITDA”) (a)
Online Services	$25,956	$21,948	$61,287	$48,982
Publishing and Other Services	1,212	2,138	1,485	2,643

	27,168	24,086	62,772	51,625

Adjusted EBITDA per basic common share	$0.47	$0.42	$1.09	$0.90

Adjusted EBITDA per diluted common share (b)	$0.46	$0.40	$1.06	$0.86

Interest, taxes, depreciation, amortization and other non-cash items (c)
Interest income	2,616	3,486	8,419	8,522
Depreciation and amortization	(7,133)	(7,085)	(21,106)	(20,017)
Non-cash advertising	(178)	(169)	(1,736)	(2,489)
Non-cash stock-based compensation	(3,574)	(5,687)	(10,774)	(15,592)
Impairment of auction rate securities	—	—	(27,406)	—
Income tax provision	(8,133)	(3,129)	(16,385)	(4,671)

Income (loss) from continuing operations	10,766	11,502	(6,217)	17,378
(Loss) income from discontinued operations, net of tax	—	(10)	—	210

Net income (loss)	$10,766	$11,492	$(6,217)	$17,588

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.19	$0.20	$(0.11)	$0.30
(Loss) income from discontinued operations	—	(0.00)	—	0.01

Net income (loss)	$0.19	$0.20	$(0.11)	$0.31

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.18	$0.19	$(0.11)	$0.29
(Loss) income from discontinued operations	—	(0.00)	—	0.00

Net income (loss)	$0.18	$0.19	$(0.11)	$0.29

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,770	57,154	57,699	57,067

Diluted	59,111	59,848	57,699	59,742

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Nine months ended September 30, 2008 Adjusted EBITDA per share is calculated based on 59,106 diluted shares

(c)	Reconciliation of Adjusted EBITDA to income (loss) from continuing operations

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$199,752	$213,753
Short-term investments	132,848	80,900
Accounts receivable, net	78,148	86,081
Current portion of prepaid advertising	5,114	2,329
Due from HLTH	611	1,153
Other current assets	9,602	10,840

Total current assets	426,075	395,056

Property and equipment, net	49,935	48,589
Prepaid advertising	—	4,521
Goodwill	221,281	221,429
Intangible assets, net	28,917	36,314
Other assets	1,184	12,955

	$727,392	$718,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$26,442	$26,498
Deferred revenue	81,740	76,401

Total current liabilities	108,182	102,899

Other long-term liabilities	8,719	9,210

Stockholders’ equity	610,491	606,755

	$727,392	$718,864

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(6,217)	$17,588
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(210)
Depreciation and amortization	21,106	20,017
Non-cash advertising	1,736	2,489
Non-cash stock-based compensation	10,774	15,592
Deferred income taxes	13,769	1,975
Impairment of auction rate securities	27,406	—
Changes in operating assets and liabilities:
Accounts receivable	7,932	14,648
Other assets	(1,251)	(303)
Accrued expenses and other long-term liabilities	(406)	(7,463)
Due to/from HLTH	563	5,223
Deferred revenue	5,340	3,253

Net cash provided by continuing operations	80,752	72,809
Net cash used by discontinued operations	—	(35)

Net cash provided by operating activities	80,752	72,774

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	43,300	123,885
Purchases of available-for-sale securities	(127,900)	(214,295)
Purchases of property and equipment	(15,054)	(13,574)
Cash received from sale of business and business combinations, net of fees	1,133	—

Net cash used in investing activities	(98,521)	(103,984)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,453	8,490
Tax benefit on stock-based awards	315	655
Net cash transfers with HLTH	—	155,119

Net cash provided by financing activities	3,768	164,264

Net (decrease) increase in cash and cash equivalents	(14,001)	133,054

Cash and cash equivalents at beginning of period	213,753	44,660

Cash and cash equivalents at end of period	$199,752	$177,714